       As filed with the Securities and Exchange Commission on May 8, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                         SELECTIVE INSURANCE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

New Jersey                                                      22-2168890
(State or Other                                                 (I.R.S. Employer
Jurisdiction of                                                 Identification
Number)
Incorporation or
Organization)

                                40 Wantage Avenue
                        Branchville, New Jersey  07890
              (Address of Principal Executive Offices) (Zip Code)
                                  ----------
                         SELECTIVE INSURANCE GROUP, INC.
                    PLAN TO CONVERT UNITS PREVIOUSLY ISSUED
                      IN CONNECTION WITH THE TERMINATION
               OF THE DIRECTORS' PLAN TO SHARES OF COMMON STOCK
                            (Full Title of the Plan)
                                  ----------
                            THORNTON R. LAND, ESQ.
         Executive Vice President, Administration and General Counsel
                         Selective Insurance Group, Inc.
                                40 Wantage Avenue
                        Branchville, New Jersey  07890
                    (Name and address of agent for service)

                                 (973) 948-3000
         (Telephone number, including Area Code, of Agent for Service)

                                   COPIES TO:
                            Michael J. Nita, Esq.
                          Drinker Biddle & Shanley LLP
                                500 Campus Drive
                           Florham Park, NJ 07932-1047
                                   ----------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                          Proposed maximum       Proposed maximum        Amount of
        Title of securities             Amount to be     offering price per         aggregate          registration
         to be registered              registered(1)          share (2)         offering price (2)       fee(1)(2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value              49,257              $30.77               $1,515,638             $140
(including Common Stock purchase           Shares
rights) (3)
=======================================================================================================================

(1) This registration statement shall also cover an indeterminate number of shares which may be offered and issued in connection with stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) and 457(h) based upon a price of $30.77 per share, which was the average of the high and low prices of a share of Common Stock as reported on the Nasdaq National Market on May 3, 2002.

(3) Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

                                EXPLANATORY NOTE


            This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register 49,257 shares of the Registrant's common stock, $2.00 par value ("Common Stock"), issuable pursuant to the Registrant's Plan to Convert Units Previously Issued in Connection with the Termination of the Directors' Plan to Shares of Common Stock (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            Pursuant to Rule 428(b)(1) under the Securities Act of 1933 (the "Act"), the documents containing the information specified in this Part I will be sent or given to participants under the Plan. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "SEC"):

            (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (file no. 0-8641), filed with the SEC on March 28, 2002;

            (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 2001; and

            (c) the description of Common Stock and purchase rights for shares of Common Stock associated with Common Stock set forth in the Company's registration statements on Form 8-A filed with the Commission pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


      Selective is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "Act"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

      Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation has the power to indemnify him against such expenses and liabilities under the Act. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

      Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

      Section (a) of Article NINTH of our certificate of incorporation, and
Section 14 of our By-Laws, provide generally that a director shall not be personally liable to Selective or its shareholders for damages from breach of any duty owed to Selective or its shareholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of Selective shall not be personally liable to Selective or its shareholders for damages or breach of any duty owed to Selective or its shareholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

      Section (b) of Article NINTH of our certificate of incorporation, and
Section 14A of our By-Laws provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of Selective or any constituent corporation absorbed by Selective in a consolidation or merger, or by reason of his/her having been a director, officer, trustee, employee or agent of another entity serving as such at our request, shall be indemnified and held harmless by Selective to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits Selective to provide broader indemnification rights than the Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person's heirs, executors, administrators and assigns; provided, however, that, except as provided above, Selective shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by its board of directors. Such provisions of the certificate of incorporation and By-Laws of Selective provide, under certain circumstances, for a right to be paid by Selective the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the board of directors. Further, Selective is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not Selective would have the power to indemnify such person.

      The directors and officers of the Company are insured by policies purchased by the Company against liabilities and expenses incurred in their capacity as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                              Description
------                              -----------
4.1         Restated Certificate of Incorporation of Selective Insurance
            Group, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended
            December 31, 1997, commission file no. 0-8641).

4.2         By-Laws of Selective Insurance Group, Inc., as amended
            (incorporated by reference to Exhibit 3.2 to the Registrant's
            Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Commission file no. 0-8641).

4.3         Selective Insurance Group, Inc. Plan to Convert Units Previously
            Issued in Connection with the Termination of the Directors' Plan to Shares of Common Stock (incorporated by reference to Exhibit B to the Registrant's proxy statement for its 2002 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 1, 2002).

5*          Opinion of Drinker Biddle & Shanley LLP

23.1*       Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5).

23.2*       Consent of KPMG LLP

24*         Powers of Attorney


-------------

*  Filed herewith.

ITEM 9. UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, in the State of New Jersey, on the 7th day of May, 2002.


                                      SELECTIVE INSURANCE GROUP, INC.


                                      By: /s/ Gregory E. Murphy
                                          -------------------------------------
                                          Gregory E. Murphy
                                          Chairman of the Board, President and
                                          Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

              Signatures                                 Title                                  Date
              ----------                                 -----                                  ----
   /s/ Gregory E. Murphy                         Chairman of the Board,                      May 7, 2002
------------------------------------             President, Chief Executive
     Gregory E. Murphy                           Officer and Director
                                                 (principal executive officer)



   /s/ Dale A. Thatcher                          Senior Vice President and                   May 7, 2002
------------------------------------             Chief Financial Officer
     Dale A. Thatcher                            (principal accounting and
                                                 financial officer)



        *                                        Director                                    May 7, 2002
------------------------------------
Paul D. Bauer


                                                 Director                                    May 7, 2002
        *
------------------------------------
A. David Brown


                                                 Director                                    May 7, 2002
        *
------------------------------------
William A. Dolan, II


                                                 Director                                    May 7, 2002
        *
------------------------------------
C. Edward Herder


                                                 Director                                    May 7, 2002
        *
------------------------------------
William M. Kearns, Jr.


                                                 Director                                    May 7, 2002
        *
------------------------------------
Joan Lamm-Tennant, Ph.D.

              Signatures                                 Title                                  Date
              ----------                                 -----                                  ----
                                                 Director                                    May 7, 2002
        *
------------------------------------
S. Griffin McClellan, III


                                                 Director                                    May 7, 2002
        *
------------------------------------
William M. Rue


                                                 Director                                    May 7, 2002
        *
------------------------------------
Thomas D. Sayles


                                                 Director                                    May 7, 2002
        *
------------------------------------
J. Brian Thebault


* Gregory E. Murphy hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on May 7, 2002 pursuant to a power of attorney filed herewith.


                                    By: /s/ Gregory E. Murphy
                                        ---------------------------------------
                                        Gregory E. Murphy
                                        Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
5              Opinion of Drinker Biddle & Shanley LLP

23.1           Consent of Drinker Biddle & Shanley LLP
               (included in Exhibit 5)

23.2           Consent of KPMG LLP

24             Powers of Attorney